UNITED STATES

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2020

Lightstone Value Plus Real Estate Investment Trust V, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1,

Lakewood, New Jersey 08701

(Address of principal executive offices) (Zip Code)

(732) 367-0129

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 26, 2020, Lightstone Value Plus Real Estate Investment Trust V, Inc. (the “Company”), through a majority owned subsidiary of the Company’s operating partnership, entered into a ten-year, $35.7 million non-recourse mortgage loan (the "Lakes of Margate Mortgage"). The Lakes of Margate Mortgage bears interest at LIBOR + 2.98% and requires monthly interest-only payments through the first four years of the term and thereafter, monthly payments of principal and interest based upon a 30-year amortization. The Lakes of Margate Mortgage is collateralized by a 280-unit multifamily property located in Margate, Florida (the “Lakes of Margate”).  In connection with the acquisition, the Company’s advisor, an affiliate of the Lightstone Group, LLC, received approximately $0.3 million in debt financing fees.

Item 2.03	Creation of a Direct Financial Obligation of a Registrant

The discussion with respect to the Lakes of Margate Mortgage contained in "Item 1.01 Entry into a Material Definitive Agreement" of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL
ESTATE INVESTMENT TRUST V, INC.

Date: June 30, 2020	By:	/s/ Seth Molod
Seth Molod
Chief Financial Officer and Treasurer